As filed with the Securities and Exchange Commission on June 5, 2018
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________
BLUELINX HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)
________________________________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0627356 (I.R.S. Employer Identification No.)
4300 Wildwood Parkway
Atlanta, Georgia 30339
(404) 953-7000
(Address, including zip code, of registrant’s principal executive offices)
________________________________________
BlueLinx Holdings Inc. 2016 Amended and Restated Long-Term Incentive Plan
(Full Title of the plan)
________________________________________
Justin B. Heineman
Vice President, General Counsel, and Corporate Secretary
BlueLinx Holdings Inc.
4300 Wildwood Parkway
Atlanta, Georgia 30339
(404) 953-7000
(Name, address and telephone number, including area code, of agent for service)
________________________________________
Copies to:
W. Benjamin Barkley, Esq.
Kilpatrick Townsend & Stockton LLP
1100 Peachtree Street, N.E.
Atlanta, Georgia 30309-4530
(404) 815-6569
__________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐		(Do not check if a smaller reporting company)
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, par value $0.01 per share	827,852 shares	$40.13	$33,221,700.76	$4,136.10

(1)
This Registration Statement registers the issuance of an aggregate 827,852 shares of the common stock of BlueLinx Holdings Inc. (the “Company”), par value $0.01 per share (the “Common Stock”), comprised of an additional 537,700 shares of Common Stock reserved for issuance under the BlueLinx Holdings Inc. 2016 Amended and Restated Long-Term Incentive Plan (the “2016 Plan”), plus 290,152 shares of Common Stock reserved for issuance under the 2016 Plan as a result of prior awards under the BlueLinx Holdings Inc. 2004 Long-Term Equity Incentive Plan (the “2004 Plan”), the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan (the “2006 Plan”) or the 2016 Plan that were forfeited, cancelled or otherwise expired without issuance of shares or that were settled with the issuance of fewer shares than reserved.

(2)
Pursuant to Rule 416(b), the number of shares of Common Stock being registered shall be adjusted to include any additional securities that may become issuable in connection with, or as a result of, stock splits, stock dividends or similar transactions.

(3)
Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee. The maximum price per share of Common Stock and the maximum aggregate offering price are based on the average of the high ($41.04) and low ($39.22) sale price of the Common Stock as reported on the New York Stock Exchange on June 1, 2018, which date is within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

On May 17, 2018, at the Company’s Annual Meeting of Stockholders held on May 17, 2018, the Company’s stockholders approved the First Amendment to BlueLinx Holdings Inc. 2016 Amended and Restated Long-Term Incentive Plan (the “Amendment”), which the Company’s Board of Directors had previously approved, subject to such stockholder approval. The Company is filing this Registration Statement on Form S-8 to register an additional 827,852 shares of Common Stock for issuance under the 2016 Plan, comprised of an additional 537,700 shares of Common Stock reserved for issuance under the 2016 Plan pursuant to the Amendment, plus 290,152 shares of Common Stock reserved for issuance under the 2016 Plan as a result of prior awards under the 2004 Plan, the 2006 Plan or the 2016 Plan being forfeited, cancelled or otherwise expiring without issuance of shares or as a result of shares being withheld to pay the exercise price or tax withholding amounts with respect to such prior awards. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement on Form S-8 related to the 2016 Plan filed on June 3, 2016 (File No. 333-211838) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

•	Annual Report on Form 10-K for the fiscal year ended December 30, 2017;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018;

•	Current Reports on Form 8-K filed on January 5, 2018, January 11, 2018, March 12, 2018, April 16, 2018, April 19, 2018, and May 18, 2018;

•
The description of our Common Stock contained in our registration statement on Form 8-A filed with the Commission on December 13, 2004, as amended on August 5, 2011 and June 13, 2016, and any amendments to such registration statement or any other report that we may file in the future for the purpose of updating such description.

All other reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Company in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

BlueLinx Holdings Inc.
4300 Wildwood Parkway
Atlanta, Georgia 30339
(770) 953-7000

Item 8. Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Kilpatrick Townsend & Stockton LLP

10.1
BlueLinx Holdings Inc. Amended and Restated 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on June 3, 2016)

10.2
First Amendment to BlueLinx Holdings Inc. Amended and Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 18, 2018)

23.1	Consent of BDO USA, LLP

23.3	Consent of Kilpatrick Townsend & Stockton LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (included in the signature page of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, June 5, 2018.

BLUELINX HOLDINGS INC.

By: /s/ Mitchell B. Lewis
Mitchell B. Lewis
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of BlueLinx Holdings Inc. hereby severally constitute and appoint Mitchell B. Lewis, Susan C. O’Farrell, and Justin B. Heineman, or any of them, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said attorney and agent may deem necessary or advisable to enable BlueLinx Holdings Inc. to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto and other documents in connection herewith, including any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with the Securities and Exchange Commission; and we hereby approve, ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mitchell B. Lewis Mitchell B. Lewis	President, Chief Executive Officer, and Director	June 5, 2018
/s/ Susan C. O’Farrell Susan C. O’Farrell	Senior Vice President, Chief Financial Officer, Treasurer (Principal Accounting Officer)	June 5, 2018
/s/ Karel Czanderna Karel Czanderna	Director	June 5, 2018
/s/ Dominic DiNapoli Dominic DiNapoli	Director	June 5, 2018
/s/ Kim S. Fennebresque Kim S. Fennebresque	Director	June 5, 2018
/s/ Alan H. Schumacher Alan H. Schumacher	Director	June 5, 2018
/s/ J. David Smith J. David Smith	Director	June 5, 2018

S-1

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Kilpatrick Townsend & Stockton LLP

10.1
BlueLinx Holdings Inc. Amended and Restated 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on June 3, 2016)

10.2
First Amendment to BlueLinx Holdings Inc. Amended and Restated Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 18, 2018)

23.1	Consent of BDO USA, LLP

23.3	Consent of Kilpatrick Townsend & Stockton LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (included in the signature page of this registration statement)